UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street
Hampton, Virginia 23669
(Address of principal executive offices)  (Zip Code)

(757) 728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On November 8, 2024, Old Point Financial Corporation (the “Company”) announced that Ms. Cathy W. Liles, age 59, has been appointed to the position of Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of The Old Point National Bank of Phoebus (the “Bank”) effective as of November 6, 2024.  She will also continue to serve as the Company’s principal financial and accounting officer, a role she has held since July 11, 2024.

Ms. Liles most recently served as the Company’s Interim Chief Financial Officer since July 11, 2024, and prior to that, as the Company’s Chief Accounting Officer & Senior Vice President from May 20, 2024 to July 11, 2024.  Prior to joining the Company, Ms. Liles served as Senior Vice President and Chief Accounting Officer at American National Bankshares Inc. from 2016 to 2024. Ms. Liles served as the Chief Financial Officer for Carter Bank & Trust from 2013 to 2015, and prior to that, as a partner in the accounting firm Forvis LLP (previously named Dixon Hughes Goodman). She is a Certified Public Accountant and an alumna of Belmont Abbey College.

The material terms of Ms. Liles’ compensation will include an initial base annual salary of $257,000, subject to annual performance reviews, and participation in the Company’s short- and long-term incentive plans.  Information about the Company’s short- and long-term incentive plans is set forth in the Company’s proxy statement for its 2024 annual meeting of stockholders.  Ms. Liles will also be eligible to participate in the Bank’s employee benefit plans and programs on terms offered to similarly situated employees.

There are no arrangements or understandings between Ms. Liles and any other person pursuant to which she was appointed, nor are there are any family relationships between Ms. Liles and any of the Company’s directors or executive officers. Ms. Liles does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release with respect to Ms. Liles’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of section 18 of the Exchange Act, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01	Other Events.

On May 23, 2024, in connection with Ms. Liles’ appointment as the Company’s Chief Accounting Officer & Senior Vice President, the Bank entered into a change of control severance agreement (the “Change of Control Agreement”) with Ms. Liles. The Change of Control Agreement was effective as of May 23, 2024 and remains in effect and is not modified by the appointment of Ms. Liles as the Company’s Chief Financial Officer and Senior Vice President and the Bank’s Chief Financial Officer and Executive Vice President. A copy of the Change in Control Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Change of Control Severance Agreement, dated as of May 23, 2024, by and between The Old Point National Bank of Phoebus and Cathy W. Liles
Exhibit 99.1	Press release dated November 8, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: November 12, 2024
/s/ Robert F. Shuford, Jr.

Robert F. Shuford, Jr.
Chairman of the Board
President & Chief Executive Officer